Exhibit 5.2

July 27, 2023

HEICO Corporation

3000 Taft Street

Hollywood, Florida 33021

Re:	Public Offering of $600,000,000 5.250% Senior Notes due 2028 and $600,000,000 5.350% Senior Notes due 2033 of HEICO Corporation

Ladies and Gentlemen:

We have acted as local counsel to R.H. Laboratories, Inc., a New Hampshire corporation (the “Company”) in connection with (i) that certain registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2023 (the “Registration Statement”) by HEICO Corporation (“Parent”), the Company and certain other subsidiaries of Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the offering and sale of $600,000,000 5.250% Senior Notes due 2028 (the "5.250% Notes") and $600,000,000 5.350% Senior Notes due 2033 (the "5.350% Notes" and collectively with the 5.250% Notes, the "Notes") by the Parent and the related guarantees of the Notes by the Subsidiary Guarantors (the "Note Guarantees" and collectively with the Notes, the "Securities"). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, (I) by the Parent of (a) Common Stock, par value $0.01 per share (the “Common Stock”); (b) Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (c) Preferred Stock, par value $0.01 per share (the “Preferred Stock”); (d) debt securities of the Parent (the "Debt Securities"), which may be senior or subordinated and issued pursuant to an indenture and any supplemental indenture (collectively, the "Indenture") among the Parent, the Subsidiary Guarantors, if applicable, and the trustee to be named therein (the "Trustee"); (e) depositary shares of the Parent (the “Depositary Shares”) each representing a fractional interest in a share of a particular class or series of Preferred Stock and evidenced by a depositary receipt (the “Depositary Receipts”), which may be issued pursuant to a deposit agreement among the Parent, a depositary to be named therein (the “Depositary”) and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”); (f) warrants to purchase Debt Securities or equity securities, including Common Stock, Class A Common Stock or Preferred Stock (the “Warrants”), which may be issued pursuant to a warrant agreement between the Parent and a warrant agent to be named therein (the “Warrant Agent”) (the “Warrant Agreement”); and (g) units comprised of one or more Debt Securities, Guarantees (as defined below), Common Stock, Preferred Stock and Warrants in any combination (the “Units”) to be issued under one or more unit agreements to be entered into among the Parent, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”), (II) by the Subsidiary Guarantors of guarantees of the Debt Securities (the “Guarantees”), and (III) by the selling shareholders to be named in a prospectus supplement, post-effective amendment, or in filings to be made with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement (the "Selling Shareholders") of shares of Common Stock and shares of Class A Common Stock (collectively, the “Shareholders’ Shares”). The offering of the Securities will be as set forth in the prospectus dated July 17, 2023, forming a part of the Registration Statement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated July 19, 2023 (the "Preliminary Prospectus Supplement") and the final prospectus supplement dated July 19, 2023 (the "Final Prospectus Supplement").

The Securities will be issued pursuant to the Indenture, dated as of July 27, 2023, among the Parent, the Subsidiary Guarantors and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”), in substantially the same form as the form of indenture attached as Exhibit 4.9 to the Registration Statement, (the “Final Base Indenture”) and the Supplemental Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and collectively, with the Final Base Indenture, the “Indenture”).

HEICO Corporation

July 27, 2023

We are rendering this opinion at the request of the Company and, accordingly, we express no opinion herein with respect to any other party, including but not limited to, Parent or any other Subsidiary Guarantor. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. In connection with issuing this opinion, we have reviewed and relied upon executed copies of each of the following documents:

(1) the Registration Statement, the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement;

(2) the Indenture for the Notes and Note Guarantees;

(3) the Note Guarantees;

(4) the Articles of Incorporation of the Company, filed with the New Hampshire Secretary of State’s Office on September 7, 2001 (the “Articles of Incorporation”);

(5) the Amended and Restated By-laws of the Company effective as of December 12, 2022;

(6) certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the offering of the Securities and related matters dated as of July 17, 2023;

(7) minutes of the Pricing Committee of Parent dated July 19, 2023;

(8) the Certificate to Counsel, dated as of the date hereof, provided by an authorized officer of the Company certifying that the documents referred to in (4), (5), (6) and (7) above are true, accurate and complete, and that none of them have been further amended or rescinded as of the date hereof; and

(9) the Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of New Hampshire issued June 29, 2023 (the “Certificate of Good Standing”).

To render this opinion, we have made the investigation described herein. We have not independently verified information obtained from third persons, except as specifically set forth herein. We have undertaken no independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of such fact should be drawn from our representation of the Company. We have made no other investigation as to factual matters other than the examination described herein.

We are members of the Bar of the State of New Hampshire, and we express no opinion as to matters governed by laws of states other than the laws of the State of New Hampshire, and we do not opine as to the application or effect of the laws of any jurisdiction other than the State of New Hampshire.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of such person in connection with the Registration Statement and in connection with executing any document; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the due organization and legal existence of each party to the Registration Statement (other than the Company); (d) the entity power of each party to the Registration Statement (other than the Company) to execute, deliver and perform its obligations as described in the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (f) as to matters of fact, the completeness, correctness and accuracy of all facts and representations set forth in the Registration Statement and in all certificates of public officials and officers of the Company reviewed in preparation of this opinion; (g) the exact legal name of the Company is as set forth in the Articles of Incorporation; and (h) the continued accuracy of the Certificate of Good Standing through and including the date of this opinion.

HEICO Corporation

July 27, 2023

In rendering this opinion, we have assumed that the Note Guarantees will conform to the terms of the Indenture and to the description of such instruments in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement. We have assumed the authorization, execution and delivery by the Company of the Note Guarantees, the Indenture for the Notes and Note Guarantees and each other document executed and delivered or to be executed and delivered by the Company in connection with the Registration Statement, as supplemented, and the offering of the Securities.

Based upon and subject to the foregoing, and in reliance thereon and subject to the limitations, qualifications and exceptions set forth herein, it is our opinion that:

(1) Based solely on the Certificate of Good Standing, the Company is a New Hampshire corporation that is validly existing and in good standing under New Hampshire law.

(2) The Company has the corporate power to execute, deliver and perform its obligations under the Indenture, including the Note Guarantees thereunder.

The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but such opinions are not guarantees or warranties and should not in any respect be construed as such. This opinion has been prepared for use solely in connection with the Registration Statement and the offering of the Securities. This opinion speaks as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may after the date hereof be brought to our attention that may alter, affect or modify the opinions expressed herein. This opinion letter is an expression of our professional judgment following our review of the legal issues expressly addressed herein in accordance with customary practice governing opinion letters in transactions such as those contemplated by the Registration Statement. By rendering our opinion, we neither become an insurer or guarantor of such expression of our professional judgment nor guarantee the outcome of any legal dispute that may arise out of the transactions contemplated by the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Akerman LLP solely in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Base Prospectus, Preliminary Prospectus Supplement and Final Prospectus Supplement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Except as expressly set forth above, this opinion, in whole or in part, is not to be used, circulated, relied upon, quoted or otherwise referred to, for any other purpose, nor may copies be filed with, or furnished or delivered to any government agency or other person or entity without our prior written consent.

Very truly yours,

/s/ Devine, Millimet & Branch, Professional Association
DEVINE, MILLIMET & BRANCH,
PROFESSIONAL ASSOCIATION